Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Arteris, Inc. of our report dated June 11, 2021, relating to the consolidated financial statements of Arteris, Inc. and subsidiaries appearing in the Form S-1 (No. 333-259988) of Arteris Inc. as of and for the years ended December 31, 2020 and 2019, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, California

October 29, 2021